RCM TECHNOLOGIES, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                   Years Ended October 31, 1997, 1996 and 1995







                                                                 1997               1996                  1995
                                                             --------------     --------------        ---------

Fully diluted earnings
   Net income applicable to common stock                    $   4,477,433       $   2,367,939      $     849,105
                                                            =   =========       =   =========      =     =======


Shares
   Weighted average number of common
      shares outstanding                                        6,068,713           4,247,907         29,338,818
   Common stock equivalents                                       495,192              72,664             74,151
                                                                  -------              ------             ------

   Total                                                        6,563,905           4,320,571          3,007,969
                                                                =========           =========          =========


Fully diluted earnings per common share                              $.68                $.55               $.28
                                                                     ====                ====               ====


Primary earnings
Net income applicable to common stock                       $   4,477,433       $   2,367,939          $.849,105
                                                            =   =========       =   =========          =========


Shares
   Weighted average number of common
      shares outstanding                                        6,068,713           4,247,907          2,933,818
   Common stock equivalents                                       292,468              72,664             74,151
                                                                  -------              ------             ------

   Total                                                        6,361,181           4,320,571          3,007,969
                                                                =========           =========          =========


Primary earnings per common share                                    $.70                $.55               $.28
                                                                     ====                ====               ====